                                                                    Exhibit 12.1

               STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO
                                 FIXED CHARGES

                                                                 Nine months
                                                                    ended
                                                                September 30,
                                                                -------------
                                                                     1996
                                                                -------------
Computation of Earnings:

Pretax income from continuing operations                             366.6

Adjustments to income:

         Add:   Distributed income from less than
                  50% owned companies                                  6.4

         Add:   Portion of rent expense representative
                  of interest expense                                  0.0

         Add:   Interest incurred net of amounts
                  capitalized                                        279.6

         Add:   Amortization of interest previously
                  capitalized                                          1.9

         Add:   Amortization of debt issue costs and discount
                  or premium on indebtedness                           0.6

                                                               ------------
                          Earnings                                   655.1
                                                               ------------

Computation of Fixed Charges:

         Interest incurred                                           281.9

         Amortization of debt issue costs and discount
           or premium on indebtedness                                  0.6

         Portion of rental expense representative
           of interest                                                 0.0

         Preferred stock dividend requirements                        19.0

                                                               ------------
                          Fixed Charges                              301.5
                                                               ------------

         Ratio of Earnings to Fixed Charges                            2.2